Exhibit 99.1

   Enterasys Networks Revenue Increases 5 Percent in Second Quarter

    ANDOVER, Mass.--(BUSINESS WIRE)--July 28, 2004--

    New products grow to 50 percent of product revenue and new customer sales increase to 14 percent of total revenue as demand for Secure Networks continues to rise

    Enterasys Networks Inc. (NYSE: ETS), the Secure Networks Company(TM), today announced financial results for its second fiscal quarter ended July 3, 2004.
    Net revenue for the quarter increased 5 percent to $91.7 million, compared with net revenue of $87.2 million for the first quarter of 2004. Net loss for the second quarter of 2004 was $19.3 million, or $0.09 per share, compared with a net loss of $35.7 million, or $0.16 per share, in the first quarter of 2004.
    The Company's overall gross margin for the second quarter rose to
51.3 percent compared to a gross margin of 50.2 percent in the first quarter.
    Enterasys ended the second quarter of 2004 with $173.4 million in cash and marketable securities, including $10.6 million of restricted cash.

    Comments on the Quarter

    "Enterasys made solid progress in the second quarter," said William K. O'Brien, Chief Executive Officer of Enterasys. "Consistent with our objectives, we succeeded in increasing revenue--particularly in North America--improving sales execution and reducing our net loss. Our restructuring program is on target and cash burn from operations, excluding working capital, was within our expectations."
    During the second quarter, the company advanced on several key fronts. "We strengthened our sales leadership and our relationships with key partners, and aggressively pursued business with new and installed-base customers," said Enterasys President and Chief Operating Officer Mark Aslett. "We also delivered on our product roadmap--launching a total of 14 products, modules and software releases--and our Secure Networks(TM) solutions gained additional momentum with customers. As a result, new products reached 50 percent of product revenue in the second quarter, up from 46 percent in the first quarter, led by the Matrix N-Series, our high-end Layer 3 switching platform. The N-Series accounted for 36 percent of product revenue, up from 33 percent in the first quarter. Revenue from new customers increased to 14 percent of total revenue, up from 10 percent in the first quarter. In addition, revenue from our relationships with global partners increased more than 25 percent from the first quarter."

    Outlook

    "We expect to make continued quarter-over-quarter progress, but anticipate that the full impact of our strategic growth and cost-control initiatives will not be realized for another two to three quarters," said O'Brien. "We're currently anticipating flat to modestly higher revenue in the third quarter, a traditionally weak period. To the extent we see sequential growth during the second half of the year, we believe our goals of achieving profitability and positive cash flow in the fourth quarter should be attainable."

    Conference Call

    Enterasys Networks will host a conference call today at 5:00 p.m. EDT to discuss its results and strategy. The live call is accessible from the investor relations section of Enterasys' website at http://www.enterasys.com/corporate/ir/. The call also will be available for replay beginning at 7:00 p.m. EDT today and ending August 12, 2004. To access the replay, dial 888-286-8010 and enter pass code 73193736 or visit the investor relations section of Enterasys' Web site located at http://www.enterasys.com/corporate/ir/.

    About Enterasys Networks

    Enterasys Networks is the Secure Networks Company, providing enterprise customers with innovative network infrastructure products, services and solutions that deliver the security, productivity and adaptability benefits required by Global 2000 organizations. For more information on Enterasys Secure Networks and the company's products, including multilayer switches, core routers, WAN routers, wireless LANs, network management, and intrusion defense systems, visit www.enterasys.com.

    This news release contains forward-looking statements regarding future events, activities and financial performance, such as management's expectations regarding future revenue and cash flow; strategic relationships and market opportunities; product development; and other business strategies and objectives. These statements may be identified with such words as "we expect," "we believe," "we anticipate," or similar indications of future expectations. These statements are neither promises nor guarantees, and actual future financial performance, events and activities may differ materially. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date hereof. We expressly disclaim any obligation to publicly update such statements to reflect changes in the expectations, assumptions, events or circumstances on which such statements may be based or that may affect the likelihood that actual results will differ materially.
    Some risks and uncertainties that may cause actual results to differ materially from these forward-looking statements include, but are not limited to: worldwide and regional economic uncertainty and recent political and social turmoil may continue to negatively affect our business and revenue; we have a history of losses in recent years and may not operate profitably in the future; our quarterly operating results may fluctuate, which could cause us to fail to meet quarterly operating targets and result in a decline in our stock price; we earn a substantial portion of our revenue for each quarter in the last month of each quarter, which reduces our ability to accurately forecast our quarterly results and increases the risk that we will be unable to achieve previously forecasted results; we continue to introduce new products, and if our customers delay product purchases or choose alternative solutions, or if sales of new products are not sufficient to offset declines in sales of older products, our revenue could decline, we may incur excess and obsolete inventory charges, and our financial condition could be harmed; we may be unable to upgrade our indirect distribution channels or otherwise enhance our selling capabilities, which may hinder our ability to grow our customer base and increase our revenue; we have experienced significant changes in senior management and our current management team has been together for only a limited time, which could limit our ability to achieve our objectives and effectively operate our business; there is intense competition in the market for enterprise network equipment, which could prevent us from increasing our revenue and achieving profitability; a portion of the enterprises we sell to rely in whole or in part on public funding and often face significant budgetary pressure, and if these customers must delay, reduce or forego purchasing from us, our revenues could be harmed; we depend upon a limited number of contract manufacturers for substantially all of our manufacturing requirements, and the loss of any of our primary contract manufacturers would impair our ability to meet the demands of our customers; and those additional risks and uncertainties discussed in our most recent filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended January 3, 2004.


ENTERASYS NETWORKS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)
                       Three     Three     Three     Six       Six
                       Months    Months    Months    Months    Months
                       Ended     Ended     Ended     Ended     Ended
                      July 3,   April 3,  June 28,  July 3,   June 28,
                        2004      2004      2003      2004      2003
                     --------- --------- --------- --------- ---------
Net revenue:
  Product             $67,424   $62,799   $79,973  $130,223  $154,434
  Services             24,310    24,395    28,402    48,705    58,398
                     --------- --------- --------- --------- ---------
    Total revenue      91,734    87,194   108,375   178,928   212,832
Cost of revenue:
  Product              34,879    33,402    43,209    68,281    84,746
  Services              9,768    10,024    10,628    19,792    20,598
                     --------- --------- --------- --------- ---------
    Total cost of
     revenue           44,647    43,426    53,837    88,073   105,344

      Gross margin     47,087    43,768    54,538    90,855   107,488

Operating expenses:
  Research and
   development         19,670    20,474    22,065    40,144    42,106
  Selling, general
   and
   administrative      45,534    42,442    44,777    87,976    89,445
  Amortization of
   intangible assets      929     1,598     1,571     2,527     3,308
  Impairment of
   intangible assets        -     8,734         -     8,734         -
  Restructuring
   charges (a)          1,408     4,485     8,203     5,893     8,203
                     --------- --------- --------- --------- ---------
    Total operating
     expenses          67,541    77,733    76,616   145,274   143,062
                     --------- --------- --------- --------- ---------

       Loss from
        operations    (20,454)  (33,965)  (22,078)  (54,419)  (35,574)

Interest income, net      800       850     1,509     1,650     3,170
Other (expense)
 income, net           (6,349)   (2,867)  (14,804)   (9,216)  (14,513)
                     --------- --------- --------- --------- ---------
    Loss before
     income taxes     (26,003)  (35,982)  (35,373)  (61,985)  (46,917)
Income tax (benefit)
 expense               (6,744)     (283)        -    (7,027)      749
                     --------- --------- --------- --------- ---------
    Net loss          (19,259)  (35,699)  (35,373)  (54,958)  (47,666)

Accretive dividend
 and accretion of
 discount on
 preferred  shares          -         -         -         -    (2,192)
                     --------- --------- --------- --------- ---------
    Net loss
     available to
     common
     shareholders    $(19,259) $(35,699) $(35,373) $(54,958) $(49,858)
                     ========= ========= ========= ========= =========

Basic and diluted net
 loss available to
 common shareholders   $(0.09)   $(0.16)   $(0.17)   $(0.25)   $(0.25)
                     ========= ========= ========= ========= =========

Basic and diluted
 weighted average
 number of common
 shares outstanding   217,497   217,052   203,344   217,274   202,771
                     ========= ========= ========= ========= =========


(a) For the quarter ended July 3, 2004, the Company recorded restructuring charges of $1.4 million of which $1.2 million consisted of employee severance costs and $0.2 million for facility exit costs. For the quarter ended April 3, 2004, the Company recorded restructuring charges of $4.5 million of which $3.8 million consisted of employee severance costs and $0.7 million for facility exit costs. For the quarter ended June 28, 2003, the Company recorded restructuring charges of $8.2 million of which $7.4 million consisted of employee severance costs and $0.8 million for facility exit costs.


ENTERASYS NETWORKS, INC
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
                                                July 3,    January 3,
                                                 2004         2004
                                              -----------  -----------
                    ASSETS
                                                               (a)
Current assets:
  Cash and cash equivalents                      $79,683     $136,801
  Marketable securities                           28,393       29,851
  Accounts receivable, net                        36,970       37,541
  Inventories, net                                28,111       29,049
  Income tax receivable                            1,525          595
  Prepaid expenses and other current assets       20,159       18,497
                                              -----------  -----------
    Total current assets                         194,841      252,334

Restricted cash, cash equivalents and
 marketable securities                            10,613       18,693
Long-term marketable securities                   54,685       35,803
Investments                                        1,896       11,417
Property, plant and equipment, net                34,540       37,881
Goodwill                                          15,129       15,129
Intangible assets, net                             6,091       17,353
                                              -----------  -----------
    Total assets                                $317,795     $388,610
                                              ===========  ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                               $42,093      $39,738
  Accrued compensation and benefits               23,842       26,832
  Other accrued expenses                          18,910       24,114
  Accrued legal and litigation costs               8,684        8,338
  Accrued restructuring charges                    6,245        6,407
  Deferred revenue                                40,215       41,187
  Customer advances and billings in excess of
   revenues                                        5,644        7,323
  Income taxes payable                            37,652       44,275
                                              -----------  -----------
    Total current liabilities                    183,285      198,214

  Deferred revenue -long term                      3,818        6,217
  Accrued restructuring charges- long term         3,886        4,118
                                              -----------  -----------
    Total liabilities                            190,989      208,549

Stockholders' equity                             126,806      180,061
                                              -----------  -----------
    Total liabilities and stockholders' equity  $317,795     $388,610
                                              ===========  ===========

(a) The Balance Sheet at January 3, 2004 has been derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.


ENTERASYS NETWORKS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

                       Three     Three     Three     Six       Six
                       Months    Months    Months    Months    Months
                       Ended     Ended     Ended     Ended     Ended
                      July 3,   April 3,  June 28,  July 3,   June 28,
                        2004      2004      2003      2004      2003
                     --------- --------- --------- --------- ---------
Cash flows from
 operating
 activities:
  Net loss           $(19,259) $(35,699) $(35,373) $(54,958) $(47,666)
  Adjustments to
   reconcile net
   loss to net cash
   used in
   operating
   activities:
    Depreciation
     and
     amortization       5,530     6,392     7,193    11,922    14,900
    Recoveries of
     losses on
     accounts
     receivable          (450)     (550)   (3,010)   (1,000)   (4,320)
    Provision for
     inventory
     write-downs        3,927     3,663       854     7,590     2,790
    Loss on
     investment
     write-downs        6,578     2,370    16,068     8,948    16,250
    Impairment of
     intangible
     assets                 -     8,734         -     8,734         -
    Non-cash tax
     benefit           (7,746)        -         -    (7,746)        -
    Other non-cash
     adjustments         (322)      366     3,024        44       344
    Changes in
     current assets
     and
     liabilities      (14,177)   (3,409)   (9,710)  (17,586)   14,321
                     --------- --------- --------- --------- ---------
      Net cash used
       in operating
       activities     (25,919)  (18,133)  (20,954)  (44,052)   (3,381)
                     --------- --------- --------- --------- ---------

Cash flows from
 investing
 activities:
    Capital
     expenditures
     and purchases
     of intangible
     assets            (2,691)   (3,441)   (5,851)   (6,132)   (8,231)
    Purchases and
     sales of
     marketable
     securities       (24,376)    6,257    15,123   (18,119)   66,934
    Other investing
     activities           640     7,962       670     8,602     1,728
                     --------- --------- --------- --------- ---------
      Net cash
       provided by
       (used in)
       investing
       activities     (26,427)   10,778     9,942   (15,649)   60,431
                     --------- --------- --------- --------- ---------

Cash flows from
 financing
 activities:
    Proceeds from
     employee stock
     plans                 83     2,879     2,061     2,962     3,423
    Proceeds from
     notes
     receivable             -         -     2,450         -     4,950
    Net payments
     for redemption
     of Series D
     and E
     Preferred
     Stock                  -         -         -         -   (96,814)
                     --------- --------- --------- --------- ---------
      Net cash
       provided by
       (used in)
       financing
       activities          83     2,879     4,511     2,962   (88,441)
                     --------- --------- --------- --------- ---------

Effect of exchange
 rate changes on
 cash                     281      (660)      660      (379)      871
                     --------- --------- --------- --------- ---------

Net decrease in
 cash and cash
 equivalents          (51,982)   (5,136)   (5,841)  (57,118)  (30,520)
Cash and cash
 equivalents at
 beginning of
 period               131,665   136,801   111,514   136,801   136,193
                     --------- --------- --------- --------- ---------
Cash and cash
 equivalents at end
 of period            $79,683  $131,665  $105,673   $79,683  $105,673
                     ========= ========= ========= ========= =========

ENTERASYS NETWORKS, INC.
REVENUE BY REGION
(In thousands)
(Unaudited)
                                  Three months ended
                  ---------------------------------------------------

                    July 3, 2004    April 3, 2004     June 28, 2003
                  ---------------- ----------------------------------

                  Revenue  Percent Revenue  Percent  Revenue  Percent
                  -------- ------- -------- ----------------- -------

North America     $45,193    49.3% $39,524    45.3%  $54,946    50.7%
Europe, Middle
 East and Africa   31,202    34.0%  31,920    36.6%   31,477    29.0%
Asia Pacific        8,731     9.5%   9,245    10.6%   15,348    14.2%
Latin America       6,608     7.2%   6,505     7.5%    6,604     6.1%
                  -------- ------- -------- ----------------- -------
      Total net
       revenue    $91,734   100.0% $87,194   100.0% $108,375   100.0%
                  ======== ======= ======== ================= =======

                                          Six months ended
                                -------------------------------------

                                   July 3, 2004       June 28, 2003
                                ------------------- -----------------

                                 Revenue   Percent   Revenue  Percent
                                ---------- -------- --------- -------

North America                     $84,717     47.4% $106,323    50.0%
Europe, Middle East and Africa     63,122     35.3%   66,852    31.4%
Asia Pacific                       17,976     10.0%   25,484    12.0%
Latin America                      13,113      7.3%   14,173     6.6%
                                ---------- -------- --------- -------
      Total net revenue          $178,928    100.0% $212,832   100.0%
                                ========== ======== ========= =======

    CONTACT: Enterasys Networks
             Financial Analysts:
             Kristen K. Sheppard, Esq.
             Investor-relations@enterasys.com
             or
             Enterasys Networks
             News Media:
             Kevin Flanagan, 978-684-1473
             kflanaga@enterasys.com